Exhibit 10.14

AMENDMENT 2006-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company deems it desirable to modify the Plan’s provisions to provide for an automatic rollover to an individual retirement account designated by the Plan Administrator of account balances of in excess of $1,000 on termination of employment, where the Participant fails to elect a cash distribution or a direct rollover to an eligible retirement plan, in accordance with Section 401(a)(31)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, effective as of March 28, 2005, the Plan is hereby amended as follows:

Section 7.1(e) is hereby amended by adding the following new paragraph to the end thereof:

“Notwithstanding the foregoing, effective as of March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this section 7.1, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 7.1, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.”

IN WITNESS WHEREOF, this Amendment 2006-1 is hereby adopted this 24th day of January, 2007.

MERCURY GENERAL CORPORATION

By:	/s/ Theodore Stalick
Its:	Vice President-Chief Financial Officer